Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT



                                                             Subsidiary State of
                                                  Percent of   Incorporation or
     Parent                 Subsidiary            Ownership     Organization
     ------                 ----------            ---------     ------------

MSB Financial, Inc.  Marshall Savings Bank, FSB      100%         Federal

Marshall Savings     Marshall Services, Inc.         100%         Michigan
Bank, FSB